                     TRANSFER AND ADMINISTRATION AGREEMENT


                                  by and among


                        NORDSTROM NATIONAL CREDIT BANK,


                         ENTERPRISE FUNDING CORPORATION


                                       and


                                NATIONSBANK, N.A.






                          Dated as of August 14, 1996

TABLE OF CONTENTS
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                                                               PAGE
ARTICLE I
DEFINITIONS

SECTION 1.1   Definitions                                         1
SECTION 1.2   Other Terms                                        10
SECTION 1.3   Computation of Time Periods                        10


ARTICLE II
PURCHASE OF CERTIFICATES

SECTION 2.1   Purchase                                           10
SECTION 2.2   Increase of Invested Amount.                       11
SECTION 2.3   Discount, Fees and Other Costs and Expenses        12
SECTION 2.4   Fees                                               13
SECTION 2.5   Sharing of Payments, Etc.                          13
SECTION 2.6   Right of Setoff                                    14

ARTICLE III
REPRESENTAITONS, WARRANTIES AND COVENANTS

SECTION 3.1   Representations and Warranties of the
              Transferor                                         14
SECTION 3.2   Reaffirmation of Representations and
              Warranties by the Transferor                       18
SECTION 3.3   Affirmative Covenants of the Transferor            18
SECTION 3.4   Negative Covenants of the Transferor               23
SECTION 3.5   Tax Treatment                                      26
SECTION 3.6   Conditions Precedent                               26
SECTION 3.7   Quarterly Certificate                              28
SECTION 3.8   Periodic Notices and Reports                       29

ARTICLE IV
INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 4.1   Indemnities by the Transferor                      29
SECTION 4.2   Indemnity for Taxes, Reserves and Expenses         32
SECTION 4.3   Taxes                                              36
SECTION 4.4   Other Costs, Expenses and Related Matters          37
SECTION 4.5   Indemnification of the Company                     37
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

ARTICLE V
THE AGENT; BANK COMMITMENT

SECTION 5.1   Authorization and Action                           38
SECTION 5.2   Agent's Reliance, Etc.                             39
SECTION 5.3   Credit Decision                                    40
SECTION 5.4   Indemnification of the Agent                       41
SECTION 5.5   Successor Agent                                    41
SECTION 5.6   Payments by the Agent                              42
SECTION 5.7   Bank Commitment; Assignment to Bank Investors      42

ARTICLE VI
MISCELLANEOUS

SECTION 6.1   Term of Agreement                                  47
SECTION 6.2   Waivers; Amendments                                48
SECTION 6.3   Notices, Etc.                                      48
SECTION 6.4   Governing Law; Submission to Jurisdiction;
              Integration                                        50
SECTION 6.5   Severability; Counterparts                         51
SECTION 6.6   Successors and Assigns                             51
SECTION 6.7   Waiver of Confidentiality                          52
SECTION 6.8   Confidentiality Agreement                          52
SECTION 6.9   No Bankruptcy Petition Against the Company         52
SECTION 6.10  No Recourse Against Stockholders, Officers
              or Directors                                       52
SECTION 6.11  Setoff                                             53
SECTION 6.12  Further Assurances                                 53

EXHIBITS



EXHIBIT A  Form of Additional Investment Certificate

EXHIBIT B  Form of Secretary's Certificate of the Bank


EXHIBIT C  Form of Opinion of Lane, Powell, Spears, Lubersky, LLP, Special
           Counsel to the Bank

EXHIBIT D  Form of Opinion of Lane, Powell, Spears, Lubersky, LLP, Special
           Counsel to the Bank

EXHIBIT E  Form of Opinion of Davis, Graham & Stubbs, Special Counsel to the
           Bank

EXHIBIT G  Form of Assignment and Assumption Agreement

EXHIBIT H  Defined Terms under the Financial Covenants

TRANSFER AND ADMINISTRATION AGREEMENT

TRANSFER AND ADMINISTRATION AGREEMENT (this Agreement), dated as of August 14, 1996, by and among NORDSTROM NATIONAL CREDIT BANK, a national banking association (together with its successors and assigns, the Transferor or the Bank), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the Company), and NATIONSBANK, N.A., a national banking association (NationsBank), as agent for the Company and the Bank Investors (in such capacity, the Agent) and as a Bank Investor.


W I T N E S S E T H:

WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, one or more certificates issued by the Nordstrom Credit Card Master Trust pursuant to a master pooling and servicing agreement (as supplemented by the below-mentioned Series Supplement, the Pooling and Servicing Agreement) dated as of August 14, 1996 between the Bank, as transferor and servicer, and Norwest Bank Colorado, National Association, as trustee (the Trustee) as supplemented by a Series 1996-A Supplement dated as of the date hereof (the Series Supplement) among the Bank, as transferor and servicer, Nordstrom Credit, Inc. and the Trustee;

WHEREAS, the Company may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such certificates on the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:


ARTICLE I


DEFINITIONS


Sections 1.1 Definitions. All capitalized terms used herein shall have the meanings herein specified or as specified in the Pooling and Servicing Agreement or the Series Supplement, and shall include in the singular number the plural and in the plural number the singular:

Additional Class A Invested Amount shall have the meaning set forth in Section 2.2(a) hereof.

Additional Investment Certificate shall mean the certificate of the Bank in the form of Exhibit A hereto.

Administrative Agent shall mean NationsBank, N.A., as administrative agent.

Adverse Claim shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

Affected Assets shall mean, collectively, the Certificates and the Trust
Property.

Affiliate shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

Agent shall mean NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article V.

Aggregate Unpaids shall mean, at any time, an amount equal to the sum of (I) the aggregate accrued and unpaid Discount with respect to all Related Commercial Paper at such time and (ii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company at such time.

Agreement shall mean this Transfer and Administration Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

Assignment shall mean an assignment pursuant to an Assignment and Assumption Agreement by which the Company or a Bank Investor may assign its interests in the Certificates, the Net Investment and the Trust Property pursuant to
Section 5.7 hereof.

Assignment Amount with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto.

Bank shall mean Nordstrom National Credit Bank, a national banking association, and its permitted successors and assigns.

Bank Investors shall mean NationsBank, N.A. and each other financial institution identified as such on the signature pages hereof and their respective successors and assigns.

Benefit Plan shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate of the Transferor is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

Business Day shall mean any day other than a Saturday, a Sunday and any day on which banking institutions in Denver, Colorado, New York, New York or Charlotte, North Carolina are authorized or required by law to close.

Business Taxes shall mean any Federal, state or local income taxes or taxes measured by income, property taxes, excise taxes, franchise taxes or other similar taxes.

Certificate shall mean the certificates issued by the Trust pursuant to the Series Supplement.

Closing Date shall mean August 14, 1996.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute), and the regulations promulgated and the rulings issued thereunder.

Collateral Agent shall mean NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

Commercial Paper shall mean the promissory notes of the Company issued by the Company in the commercial paper market.

Commitment shall mean for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading Commitment.

Commitment Termination Date shall mean August 13, 1997, or such later date to which the Commitment Termination Date may be extended by the Transferor, the Agent and the Bank Investors not later than 60 days prior to the then current Commitment Termination Date.

Company shall mean Enterprise Funding Corporation, a Delaware corporation, and its successors and assigns.

Credit Support Agreement shall mean the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

Credit Support Provider shall mean the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

Dealer Fee shall mean the fee payable by the Transferor to the Collateral Agent pursuant to Section 2.3 hereof, the terms of which are set forth in the Fee Letter.

Discount shall mean, with respect to any Due Period, the amount payable by the Transferor to the Agent pursuant to Section 2.3 hereof, the terms of which are set forth in the Fee Letter; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

Dollar, Dollars and the symbol $ shall mean the lawful currency of the United States of America.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

ERISA Affiliate shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

Excluded Taxes shall have the meaning set forth in Section 4.3 hereof.

Facility Limit shall mean $200,000,000.

Fee Letter shall mean that certain letter agreement, dated as of the Closing Date, between the Transferor and the Company with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

GAAP shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

Governmental Authority shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Indemnified Amounts shall have the meaning set forth in Section 4.1 hereof.

Indemnified Parties shall have the meaning set forth in Section 4.1 hereof.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

Liquidity Provider shall mean the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

Liquidity Provider Agreement shall mean the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

Majority Investors shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date.

Merrill shall mean Merrill Lynch Money Markets Inc., a Delaware corporation.

Minimum Transferor Interest shall mean 2%.

Moody's shall mean Moody's Investors Service, Inc.

Multiemployer Plan shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor or any ERISA Affiliate of the Transferor on behalf of its employees.

NationsBank shall mean NationsBank, N.A., a national banking association.

Net Asset Test shall mean, with respect to any Assignment, that on the day immediately prior to the day on which such Assignment is to take effect, the determination that the Class A Invested Amount as of such day is not less than an amount equal to (a) the Class A Initial Invested Amount, plus (b) the aggregate principal amount of any Additional Class A Invested Amounts purchased pursuant to Section 2.2 hereof, minus (c) the aggregate amount of principal payments made to the Class A Certificateholders prior to such day.

Net Investment shall mean with respect to any date of determination, the Class A Invested Amount on such date.

Official Body shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

Other Transferor shall mean any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

PBGC shall mean the Pension Benefit Guaranty Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty Corporation.

Person shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

Pooling and Servicing Agreement shall have the meaning specified in the recitals hereto.

Potential Termination Event shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

Pro Rata Share shall mean, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

Records means all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

Reinvestment Termination Date shall mean the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects not to maintain its interest in the Net Investment.

Related Commercial Paper shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in the Certificates.

Relevant UCC State shall mean the States of Colorado and New York.

Requirements of Law for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

Section 4.2 Costs shall have the meaning set forth in Section 4.2 hereof.

Series Supplement shall have the meaning specified in the recitals hereto.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Subsidiary of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

Taxes shall have the meaning set forth in Section 4.3 hereof.

Termination Date shall mean the earliest of (i) the Business Day designated by the Transferor to the Company as the Termination Date at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the date on which a Termination Event is declared or automatically occurs pursuant to the Pooling and Servicing Agreement or the Series Supplement, (v) the Stated Series Termination Date,
(vi) two Business Days prior to the Commitment Termination Date, (vii) the Reinvestment Termination Date, (viii) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company,
(ix) the Commercial Paper issued by the Company shall not be rated at least A-2 by Standard & Poor's and at least P-2 by Moody's, or (x) the long term unsecured debt ratings assigned to Nordstrom Credit, Inc. shall not be at least BBB by Standard & Poor's and at least Baa2 by Moody's.

Termination Event shall mean (i) an event specified in Section 10 of the Series Supplement or (ii)
 an Early Amortization Event as specified in Section
9.1 of the Pooling and Servicing Agreement.

Transaction Costs shall have the meaning set forth in Section 4.4 hereof.

Transaction Documents shall mean, collectively, this Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Fee Letter, the Certificates and all of the other instruments, documents and other agreements executed and delivered by the Bank in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Transferor shall mean Nordstrom National Credit Bank, a national banking association, and its successors and permitted assigns.

Uniform Commercial Code or UCC shall mean the Uniform Commercial Code as adopted in the Relevant UCC State.

Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word from means from and including, the words to and until each means to but excluding, and the word within means from and excluding a specified date and to and including a later specified date.


ARTICLE II


PURCHASE OF CERTIFICATES


Section 2.1 Purchase. Upon the terms and subject to the conditions set forth herein, (x) the

 Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein and in the other Transaction Documents, on the Closing Date, Certificates having an initial aggregate principal amount of $175,000,000. Such Certificates shall accrue interest as described in the Pooling and Servicing Agreement from and including the Closing Date. Such Certificates, if purchased by the Company, shall be delivered to and be registered in the name of "Enterprise Funding Corporation" and if purchased by the Bank Investors, shall be delivered to and be registered in the name of "NationsBank, N.A., as agent for the Bank Investors."

Section 2.2  Increase of Invested Amount.

(a) Upon the terms and subject to the conditions set forth herein, (x) the Transferor may, at its option, from time to time prior to the occurrence of a Termination Event, upon delivery to the Company or the Agent, as applicable, of an Additional Investment Certificate (to be received by the Company or the Agent, as applicable, and the Administrative Agent not later than 12 noon, New York City time, on the second Business Day prior to the proposed increase in the Invested Amount), convey, transfer and assign to the Company or the Bank Investors, as applicable, and (y) the Company may, at its option, or the Bank Investors shall, if so requested, accept such conveyance, transfer and assignment from the Transferor, on any Distribution Date, or on the last Business Day of any month an additional undivided interest in the Trust in a specified amount (the "Additional Class A Invested Amount"); provided that (I) such Additional Class A Invested Amount shall not cause the Net Investment to exceed the Facility Limit, (ii) after giving effect to such Additional Class A Invested Amount, the Transferor Amount minus the Excluded Receivables Balance, each as of the Business Day immediately preceding the date of the Additional Investment Certificate and as reported in such Additional Investment Certificate, shall not be less than the Minimum Transferor Amount, (iii) after giving effect to such Additional Class A Invested Amount, the Class B Invested Amount as of the Business Day immediately preceding the date of the Addi-tional
Investment Certificate and as reported in such Additional Investment Certificate, shall not be less than the Minimum Enhancement Amount and (iv) no Potential Termination Event or Termination Event shall have occurred. The Company or the Bank Investors, as the case may be, shall acquire such additional interest in consideration of the Company's or the Bank Investors', as the case may be, payment of the Additional Class A Invested Amount, and the Invested Amount shall be increased to be equal to the Invested Amount immediately prior to such acquisition plus the Additional Class A Invested Amount so acquired. Any such Additional Class A Invested Amount shall be in the amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof.

(b) In the event the Transferor requests the Company or the Bank Investors to make any such acquisition of additional interests in the Trust, the Transferor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement), as a result of any failure by the Transferor to complete any such acquisition of an Additional Class A Invested Amount including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement), by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company to fund such acquisition of an Additional Class A Invested Amount.

Section 2.3 Discount, Fees and Other Costs and Expenses. The Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due the Company or any Bank Investor), all amounts payable pursuant to Article IV hereof, if any, and the Servicing Fees. On each Distribution Date, the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount with respect to Related Commercial Paper for the related

Due Period together with, in the event the Certificates are held by the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Certificates in an amount in excess of the Invested Amount. The Transferor shall pay to the Collateral Agent, on behalf of the Company, on each day on which Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to Related Commercial Paper on each day occurring during the interest period related thereto. Nothing in this Agreement or the Series Supplement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section.

Section 2.4 Fees. The Bank shall pay such fees as are set forth in the Fee Letter at the times and in the amounts set forth therein.

Section 2.5 Sharing of Payments, Etc. If any Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Certificates owned by it (other than pursuant to Section 2.4 or Article IV hereof) in excess of its ratable share of payments on account of Certificates obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Certificates owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

Section 2.6  Right of Setoff.  Without in any way limiting the provisions of
Section 2.5, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).


ARTICLE III


REPRESENTATIONS, WARRANTIES AND COVENANTS


SECTION 3.1 Representations and Warranties of the Transferor. The Transferor represents and warrants to the Agent, the Company and each Bank Investor:

(a) Corporate Existence and Power. The Transferor is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all corporate power, authority and legal right and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its business as such properties are presently owned and such business is presently conducted in each jurisdiction in which it presently owns properties and presently conducts its business, and to execute, deliver and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Series Supplement, and to execute and deliver to the Company the Certificates pursuant to the Series Supplement. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) in any jurisdiction in which the nature of its business requires it to be so qualified.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Association or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor.

(c) Binding Effect. Each of this Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d) No Conflict. The execution and delivery of this Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Certificates, the performance of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Certificates and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Transferor or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Transferor is a party or by which it or any of its properties are bound.

(e) No Proceedings. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Transferor, threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Series Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Series Supplement or the Certificates, (iii) seeking any determination or ruling that, individually or in the aggregate, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the Pooling and Servicing Agreement, the Series Supplement or the Certificates or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, the Series Supplement or the Certificates.

(f) Membership in the FDIC; Transfer. The deposits, if any, of the Transferor are insured by the Federal Deposit Insurance Corporation. The transfers of the Receivables to the Trust, the sale of the Certificates to the Company and the sale of any additional interest in the Trust in connection with any acquisition by the Company of an Additional Class A Invested Amount were not and are not being made by the Transferor with actual intent to hinder, delay or defraud itself or its creditors. The Transferor is not insolvent and will not be rendered insolvent immediately following the sale of the Certificates to the Company on the Closing Date and the date of any sale of any additional interest in the Trust in connection with any acquisition by the Company of an Additional Class A Invested Amount.

(g) Transferor Amount. After giving effect to the issuance of the Certificates on the Closing Date, the Transferor Amount minus the Excluded Receivables Balance is not less than the Minimum Transferor Amount.

(h) No Termination Event. After giving effect to the issuance of, and the acquisition by the Company of, the Certificates and the acquisition of any additional interest in the Trust in connection with the acquisition of any Additional Class A Invested Amount pursuant to Section 2.2, no event shall have occurred or be continuing and no condition shall exist which would constitute a Termination Event or a Potential Termination Event.

(i) Accuracy of Information. Each document, book, record, report, exhibit, schedule or other information furnished or to be furnished at any time by the Transferor to the Agent, the Company, any Bank Investor or the Administrative Agent in connection with this Agreement, the Pooling and Servicing Agreement, the Series Supplement or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date such information is stated or certified.

(j) Taxes. The Transferor has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

(k) Use of Proceeds. No proceeds of any acquisition of an interest in the Certificates will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(l) Account Guidelines. Since June 15, 1996, there have been no material changes in the Account Guidelines other than as permitted hereunder. Since such date, there has been no material adverse change in the overall rate of collection of the Receivables.

(m) Collections and Servicing. Since June 12, 1996, there has been no material adverse change in the ability of the Bank to service and collect the Receivables in accordance with the terms of the Account Guidelines and the Pooling and Servicing Agreement.

(n) Value. The Transferor has received or will receive reasonably equivalent value in return for the transfer of its interest in the Receivables and the other property transferred to the Trust as well as for the sale of the Certificates (and any sale of additional interest in the Trust in connection with any Additional Class A Invested Amount) to the Company.

(o) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the PBGC on any of the Receivables.

The representations and warranties set forth in this Section shall survive the sale of the Certificates to the Company and the acquisition by the Company of any additional interests in the Trust in connection with any Additional Class A Invested Amounts. Upon discovery by Nordstrom National Credit Bank or the Company of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other. Any document, instrument, certificate or notice delivered to the Company, the Agent, any Bank Investor or the Administrative Agent hereunder shall be deemed to be a representation and warranty by the Transferor.

Section 3.2 Reaffirmation of Representations and Warranties by the Transferor. On each day that the acquisition of an Additional Class A Invested Amount is made hereunder, the Transferor, by accepting the proceeds of such acquisition, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each acquisition of an Additional Class A Invested Amount shall be subject to the further condition precedent that prior to the date of such acquisition, the Transferor shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a certification dated within ten (10) days prior to the date of such acquisition that the Transferor Amount, as of the date of such certification, satisfies the condition in Section 3.1(g), together with a listing of the Receivables by Obligor, if requested, and such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

Section 3.3 Affirmative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

(a) Financial Reporting. The Transferor will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the
Agent:

  (i) Annual Reporting. Within ninety (90) days after the close of each fiscal year of (x) the Transferor, the most recent annual call report of the Transferor, certified by its president or any vice president, and (y) Nordstrom, Inc., audited financial statements, prepared in accordance with GAAP on a consolidated basis for Nordstrom, Inc., including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing standards and by a certificate of said accountants that, in the course of performing such audit, they found no material weaknesses in the systems of internal control of Nordstrom, Inc. and its Subsidiaries.

  (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of each fiscal year of (x) the Transferor, the most recent quarterly call report of the Transferor, certified by its president or any vice president, and (y) Nordstrom, Inc., consolidated unaudited balance sheets for Nordstrom, Inc. and its Subsidiaries as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the chief financial officer of Nordstrom, Inc. stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Nordstrom, Inc., copies of all financial statements, reports and proxy statements so furnished.

  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Nordstrom, Inc. files with the Securities and Exchange Commission.

  (vi) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the president or any vice president of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

  (vii) Change in Account Guidelines and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Account Guidelines is made, a copy of the Account Guidelines then in effect indicating suchchange or amendment. Within five (5) days after the date of any change in the Transferor's or any Affiliate's public or private debt ratings, if any, a written certification of the Transferor's or such Affiliate's public and private debt ratings after giving effect to any such change.

  (viii)  Account Guidelines.  Within ninety (90) days after the close of the

Transferor's fiscal years, a complete copy of the Account Guidelines then in effect.

    (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor or any ERISA Affiliate of the Transferor files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Transferor or any ERISA Affiliate of the Transferor receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor.

    (x) Other Information. Such other information including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Transferor or any of its Subsidiaries.

(b)  Corporate Existence; Conduct of Business.  Except as provided in Section
7.2 of the Pooling and Servicing Agreement, the Transferor will preserve and maintain its existence as a banking corporation duly organized and existing under the laws of the United States. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a national banking association under the laws of the United States and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c) Compliance with Laws. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards applicable to it, its properties, the Accounts or any part thereof.

(d) Furnishing of Information and Inspection of Records. The Transferor will furnish to the Agent, from time to time, such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Transferor will, at any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

(e) Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Agent notice of any material change in the administrative and operating procedures of the Transferor referred to in the previous sentence.

(f)  Pooling and Servicing Agreement.  Nordstrom National
Credit Bank will comply with the covenants set forth in Section 2.5 of the Pooling and Servicing Agreement.

(g)  Notice of Adverse Claims.  The Transferor will advise the
Company promptly, in reasonable detail, (i) of any Adverse Claim asserted or a claim by a Person that is not an Obligor made against any of the Receivables,
(ii) of the occurrence of any breach by the Transferor or the Servicer of any of its representations, warranties and covenants contained herein or in the Pooling and Servicing Agreement and (iii) of the occurrence of any other event which would have a material adverse effect on the Trustee's interest in the Receivables or the collectability thereof.

(h) Protection of Interest in Receivables. The Transferor shall execute and file such continuation statements and any other documents reasonably requested by the Trustee, the Company, the Agent or the Collateral Agent or which may be required by law to fully preserve and protect the interest of the Trustee in and to the Receivables. The Transferor shall deliver to the Agent and the Administrative Agent a copy of any legal opinion delivered pursuant to subsection 13.2(d) of the Pooling and Servicing Agreement concurrently with the delivery thereof to any party as required by said subsection.

(i)  Official Record.  The Transferor will hold this
Agreement, the Pooling and Servicing Agreement and the Series Supplement in its possession continuously as an official record.

(j)  Compliance with Requirements of Law.  Nordstrom National
Credit Bank as Servicer or any Person to whom Nordstrom National Credit Bank as Servicer has delegated its duties as Servicer (to the extent permitted by the Pooling and Servicing Agreement) shall duly satisfy its obligations in all material respects on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all material qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Company or the Trustee's interest in the Receivables.

Section 3.4 Negative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Pooling and Servicing Agreement and the Series Supplement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets.

(b) No Extension or Amendment of Receivables. Except as otherwise permitted by the Pooling and Servicing Agreement and the Series Supplement, the Transferor will not extend, amend or otherwise modify the terms of any Receivable.

(c)  No Change in Business or Account Guidelines.  The
Transferor will not make any change in the character of its business or in the Account Guidelines, which change would, in either case, delay the timing of recognition of the charge-off or write-off of any delinquent or fraudulent Receivable or any Receivable with respect to which the related Obligor has declared bankruptcy, impair the collectability of any Receivable or otherwise have a material adverse effect on the Trustee's interest in the Receivables, including any change which would have the effect of diminishing the creditworthiness of Obligors with respect to Automatic Additional Accounts or Supplemental Accounts.

(d) No Mergers, Etc. Except as permitted by Section 7.2 of the Pooling and Servicing Agreement, the Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

(e) Change of Name, Etc. The Transferor will not without providing 30 days' notice to the Company, the Agent and the Collateral Agent and without filing such amendments to any previously filed financing statements as the Company, the Agent and the Collateral Agent may require, (A) change the location of its principal executive office or the location of the offices where the records relating to the accounts are kept, and (B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation, statement filed by the Transferor in accordance with the Pooling and Servicing Agreement or subsection 3.3(h) hereof seriously misleading within the meaning of Section 9-402(8) of the UCC as in effect in the Relevant UCC State or any applicable enactment of the UCC.

(f)  Amendment of Pooling and Servicing Agreement and Series
Supplement. The Transferor will not amend, modify or supplement the Pooling and Servicing Agreement, the Series Supplement or any other Transaction Document to which it is a party, without the prior written consent of the Agent and the Administrative Agent and will not take any other action under the Pooling and Servicing Agreement, the Series Supplement or any other Transaction Document to which it is a party that would have a material adverse affect on the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

(g) ERISA Matters. The Transferor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate of the Transferor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, or any ERISA Affiliate of the Transferor under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor or any ERISA Affiliate of the Transferor in an amount in excess of $100,000.

(h)  Transfer of Transferor Interest.  Except as permitted by
Sections 6.3(b), 6.9 or 7.2 of the Pooling and Servicing Agreement, the Transferor shall not assign, transfer or otherwise convey to any Person other than Nordstrom Credit, Inc. any interest in the Transferor Interest.

(i)  Financial Covenants.  At the end of any Fiscal Quarter,
(A) the Coverage Ratio of Nordstrom Credit, Inc. and its Subsidiaries shall not be less than 1.25 to 1.00 and (B) with respect to Nordstrom Credit, Inc. and its Subsidiaries, the ratio of (1) Debt minus Subordinated Debt to (2) Tangible Net Worth plus Subordinated Debt shall be 7.0 to 1.0 or less. Capitalized terms used but not defined in this Section 3.4(i) shall have the meanings assigned to such terms in Exhibit H hereto.

Section 3.5 Tax Treatment. Nordstrom National Credit Bank and the Company have entered into this Agreement, and Nordstrom National Credit Bank has entered into the Series Supplement, with the intention that the Certificates will qualify under applicable tax law as indebtedness, and Nordstrom National Credit Bank and the Company by acceptance of the Certificates agree to treat the Certificates for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness unless otherwise required by the Internal Revenue Service.

Section 3.6 Conditions Precedent. On or prior to the date of execution hereof, Nordstrom National Credit Bank shall deliver to the Company the following documents, instruments and fees, all of which shall be in a form and substance acceptable to the Company:

(a) A copy of the resolutions of the Board of Directors of the Transferor, certified by its Secretary approving the execution, delivery and performance by the Transferor of the Pooling and Servicing Agreement, the Series Supplement, this Agreement, the Certificates, the other Transaction Documents to which the Transferor is a party and the other documents to be delivered by the Transferor thereunder and hereunder.

(b)  The Articles of Association of Nordstrom National Credit
Bank, as amended through the Closing Date.

(c) A Good Standing Certificate for the Transferor issued by the Office of the Comptroller of the Currency dated a date reasonably prior to the Closing Date.

(d) A Certificate substantially in the form of Exhibit B hereto executed by the Secretary or Assistant Secretary of the Transferor certifying, among other things, (i) the names and signatures of the officers authorized on its behalf to execute the Pooling and Servicing Agreement, the Series Supplement, this Agreement, the other Transaction Documents to which the Transferor is a party and any other documents to be delivered by the Transferor hereunder (on which Certificate the Company may conclusively rely until such time as the Company shall receive from the Transferor a revised Certificate meeting the requirements of this subsection (d)(i)) and (ii) a copy of the Transferor's By-Laws.

(e) Copies of acknowledgment copies of proper financing statements (Form UCC-1) naming the Transferor as the debtor or seller of the Receivables and the Trustee as secured party or purchaser of the Receivables or other similar instruments or documents as may be necessary or in the opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to evidence the perfection of the Trustee's interest in the Receivables.

(f) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any Person in the Receivables previously granted by the Transferor.

(g)  Certified copies of request for information or copies
(Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably prior to the Closing Date listing all effective financing statements which name the Transferor (under its present name and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clause (e) above together with copies of such financing statements (none of which shall cover any Receivables).

(h)  A favorable written opinion of Lane, Powell, Spears,
Lubersky, LLP, special counsel for the Transferor, in substantially the form of Exhibit C hereto with respect to certain corporate matters.

(i)  A favorable written opinion of Lane, Powell, Spears,
Lubersky, LLP, special counsel for the Transferor, in substantially the form of Exhibit D hereto with respect to certain corporate matters.

(j) A favorable written opinion of Davis, Graham & Stubbs, special counsel for the Transferor, in substantially the form of Exhibit E hereto with respect to certain security interest matters.

(k) An executed copy of the Pooling and Servicing Agreement, the Series Supplement, this Agreement, the Fee Letter and each of the other Transaction Documents to be executed by the Transferor.

(l) The Certificates duly executed by the Transferor and duly authenticated by the Trustee in an initial aggregate principal amount of $175,000,000.

(m) Such other documents, instruments, certificates and opinions as the Agent, the Administrative Agent or the Company shall reasonably request.

Section 3.7 Quarterly Certificate. Nordstrom National Credit Bank, as Servicer, shall deliver, or cause the Servicer (if not the Bank) to deliver to the Administrative Agent within fifteen (15) days after the end of each calendar quarter of each calendar year, beginning with September 30, 1996, an officer's certificate substantially in the form of Exhibit F hereto stating that (a) a review of the activities of the Servicer during the preceding calendar quarter (or such shorter period as may have elapsed since the Closing
Date), and of its performance under this Agreement, the Pooling and Servicing Agreement and the Series Supplement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all of its obligations under this Agreement, the Pooling and Servicing Agreement and the Series Supplement throughout such quarter (or such shorter period as may have elapsed since the Closing Date), or, if there has occurred an event which, with the giving of notice or passage of time or both, would constitute a Termination Event or Servicer Default, specifying each such event known to such officer and the nature and status thereof.

Section 3.8 Periodic Notices and Reports. Nordstrom National Credit Bank shall furnish to the Company a copy of each notice, certificate or report delivered to the Trustee pursuant to the Pooling and Servicing Agreement or Series Supplement concurrently with the delivery of any such notice, certificate or report to the Trustee. Nordstrom National Credit Bank shall furnish to each of the Company, the Agent and the Collateral Agent a copy of each annual independent public accountants' servicing report delivered to the Trustee pursuant to Section 3.6 of the Pooling and Servicing Agreement concurrently with the delivery of any such report to the Trustee.


ARTICLE IV


INDEMNIFICATION; EXPENSES; RELATED MATTERS

Section 4.1 Indemnities by the Transferor. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and any of their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor (including in its capacity as Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Certificates or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
    (i) any representation or warranty made by the Transferor (including in its capacity as Servicer) or any officers of the Transferor (including in its capacity as Servicer) under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by the Transferor or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

    (ii) the failure by the Transferor (including in its capacity as Servicer) to comply with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

    (iii) the failure to vest and maintain vested in the Trustee, on behalf of the Trust, an undivided first priority, perfected percentage ownership interest, in the Trust Property free and clear of any Adverse Claim;

    (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

    (vi) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of the Pooling and Servicing Agreement and the Series Supplement; or

    (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

    (viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

    (ix) the failure by the Transferor (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables;

    (x) the failure of the Transferor to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

    (xi) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

    (xii) the commingling by the Transferor or the Servicer of Collections of Receivables at any time with other funds;

    (xiii) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of the acquisition of interests in the Certificates by the Transferor, the ownership of the Certificates, or any Trust Property;

    (xiv) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Servicer to qualify to do business or file any notice of business activity report or any similar report;

    (xv) any attempt by any Person to void, rescind or set-aside any transfer of the Trust Property to the Trustee under statutory provisions or common law or equitable action, including, without limitation, any provision of the United States Bankruptcy Code; or

    (xvi) any action taken by the Transferor or the Servicer (if the Transferor, the Servicer or any Affiliate or designee of the Transferor or the Servicer) in the enforcement or collection of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

Section 4.2 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

    (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

    (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates or the Receivables; or

    (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Certificates, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten
(10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

(c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(d) Anything in this Section to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 4.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section
4.2 Costs are attributable to the Transferor or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

Section 4.3 Taxes. All payments made hereunder by the Transferor or the Servicer (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

    If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

Section 4.4 Other Costs, Expenses and Related Matters. The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby, and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

Section 4.5 Indemnification of the Company. Nordstrom National Credit Bank, as Servicer, shall indemnify and hold harmless the Company from and against any loss, liability, expense, damage or injury suffered or sustained by reason of willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder or under the Pooling and Servicing Agreement or by reason of any acts, omissions or alleged acts or omissions of the Servicer pursuant to this Agreement or the Pooling and Servicing Agreement. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

ARTICLE V


THE AGENT; BANK COMMITMENT

Section 5.1 Authorization and Action. (a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that the Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority

Investors. The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee Percentage, (C) modify any provisions of this Agreement, the Pooling and Servicing Agreement or the Series Supplement relating to the timing of payments required to be made by the Transferor or the Servicer or the application of the proceeds of such payments, (D) the appointment of any Person (other than the Trustee) as successor Servicer, or (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein). The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors.

In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

(b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Section 5.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the

Transferor or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor or the Servicer or to inspect the property (including the books and records) of the Transferor or the Servicer;
(iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 5.3 Credit Decision. The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 5.4 Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

Section 5.5 Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Agent. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article V shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 5.6 Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

Section 5.7  Bank Commitment; Assignment to Bank Investors.

(a) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not acquire an Additional Class A Invested Amount as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event or (ii) if the Company elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this

Section and the Transferor hereby agrees to pay the amounts described in
Section 5.7(d) below.  Provided that (i) the Net Asset Test is satisfied and
(ii) the Transferor shall have paid to the Company all amounts due as described in Section 5.7(d) hereof, upon any such election by the Company or any such request by the Transferor, the Company shall make such Assignment and the Bank Investors shall accept such Assignment and shall assume all of the Company's obligations hereunder. In connection with any Assignment from the Company to the Bank Investors pursuant to this Section, each Bank Investor shall, on the date of such Assignment, pay to the Company an amount equal to its Assignment Amount. In addition, at any time on or prior to the Commitment Termination Date, the Transferor shall have the right to request funding under this Agreement directly from the Bank Investors provided that at such time all conditions precedent set forth herein for the acquisition of an Additional Class A Invested Amount pursuant to Section 2.2(a) hereof shall be satisfied and provided further that in connection with such funding by the Bank Investors, the Bank Investors accept the Assignment of all of the Company's interest in the Net Investment and assume all of the Company's obligations hereunder concurrently with or prior to any such acquisition of an Additional Class A Invested Amount. Upon any Assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to acquire any Additional Class A Invested Amount hereunder.

(b) Assignment. No Bank Investor may assign all or a portion of its interests in the Certificates, the Net Investment, the Trust Property and its rights and obligations hereunder to any Person unless approved in writing by the Agent and made in accordance with the Pooling and Servicing Agreement and the Series Supplement. In the case of an Assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, duly executed, assigning to the assignee a pro rata interest in the Certificates, the Net Investment, the Trust Property and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all instruments and documents required by the Pooling and Servicing Agreement and the Series Supplement and all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party. Upon any such Assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to acquire Additional Class A Invested Amounts under Section 2.2(a) hereof in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party. No such Assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All out-of-pocket costs and legal expenses of the Agent and the assignor and assignee incurred in connection with any Assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

(c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or the Servicer or the performance or observance by the Transferor or the Servicer of any of their respective obligations under this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Pooling and Servicing Agreement, the Series Supplement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the Trust Property;
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 6.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

(d)  Transferor's Obligation to Pay Certain Amounts;
Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of the Company, in connection with any Assignment by the Company to the Bank Investors pursuant to this Section, an aggregate amount equal to all Discount to accrue through the maturity of all outstanding Related Commercial Paper plus all other Aggregate Unpaids (other than the Net Investment and any accrued Discount previously paid). To the extent that such Discount relates to interest or discount on Commercial Paper issued to fund the Net Investment, if the Transferor fails to make payment of such amounts at or prior to the time of Assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

(e)  Administration of Agreement After Assignment; Discount.
After any Assignment by the Company to the Bank Investors pursuant to this Section (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

(f) Payments. After any Assignment by the Company to the Bank Investors pursuant to this Section, all payments to be made hereunder by the Transferor or the Servicer to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Transferor and the Servicer.

(g) Downgrade of Bank Investor. If at any time prior to any Assignment by the Company to the Bank Investors as contemplated pursuant to this Section, the short term debt rating of any Bank Investor shall be A-2 or P-2 from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least A-2 and P-2 from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be A-3 or P-3, or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least A-2 and P-2 from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the Assignment of such Bank Investor's Pro Rata Share of the Net Investment; such Assignment shall occur in accordance with the applicable provisions of this Section. Such Bank Investor shall be obligated to pay to the Company, in connection with such Assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such Assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to the acquisition of any Additional Class A Invested Amount by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.


ARTICLE VI


MISCELLANEOUS

Section 6.1 Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount has been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that
(i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor and the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions of Article IV, and
(iii) the agreement set forth in Section 6.9 hereof, shall be continuing and shall survive any termination of this Agreement.

Section 6.2 Waivers; Amendments. No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Company, the Agent and the Majority Investors.

Section 6.3 Notices, Etc. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received,
(ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect additional investments pursuant to Section 2.2 and interest rate and interest period selections with respect to Related Commercial Paper based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer (or other individual acceptable to the Company) of the Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

    If to the Company:

      Enterprise Funding Corporation
      c/o Merrill Lynch Money Markets Inc.
      World Financial Center - South Tower
      225 Liberty Street
      New York, New York  10218
      Attention:  Tim Sherer
      Telephone: (212) 236-7200
      Telecopy:  (212) 236-7584

      (with a copy to the Administrative Agent)

    If to the Bank:

      Nordstrom National Credit Bank
      13531 East Caley Avenue
      Englewood, Colorado 80111
      Attention:  Michael A. Karmil
      Telephone: (303) 397-4785
      Telecopy:  (303) 397-4775

    If to the Collateral Agent:

      NationsBank, N.A.
      NationsBank Corporate Center
      100 North Tryon Street, 10th Floor
      Charlotte, North Carolina  28255
      Attention:  Michelle M. Heath -
        Structured Finance
      Telephone: (704) 386-7922
      Telecopy:  (704) 386-9169

    If to the Administrative Agent:

      NationsBank, N.A.
      NationsBank Corporate Center
      100 North Tryon Street
      Charlotte, North Carolina  28255
      Attention:  Michelle M. Heath -
        Structured Finance
      Telephone: (704) 386-7922
      Telecopy:  (704) 386-9169

    If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

Section 6.4  Governing Law; Submission to Jurisdiction; Integration.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR AND THE SERVICER EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor and the Servicer each hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section shall affect the right of the Company to bring any action or proceeding against the Transferor, the Servicer or their respective property in the courts of other jurisdictions.

(b)  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO
HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 6.5 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.6  Successors and Assigns.

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Servicer may assign any of its rights or delegate any of its duties hereunder or under the Pooling and Servicing Agreement or the Series Supplement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Certificates or any interest therein; provided, however, that any such assignment, participation, grant or other transfer shall be made in accordance with the provisions of the Pooling and Servicing Agreement and the Series Supplement.

(b) The Transferor hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Certificates to any Liquidity Provider; provided, however, that any such assignment shall be made in accordance with the provisions of the Pooling and Servicing Agreement and the Series Supplement. In addition, the Transferor hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Certificates to the Collateral Agent.

Section 6.7 Waiver of Confidentiality. Each of the Transferor and the Servicer hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider.

Section 6.8 Confidentiality Agreement. Each of the Transferor and the Servicer hereby agrees that it will not disclose the contents of this Agreement or any of the other Transaction Documents or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider, any Credit Support Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

Section 6.9 No Bankruptcy Petition Against the Company. Each of the Transferor and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 6.10 No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

Section 6.11 Setoff. Nordstrom National Credit Bank hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of Nordstrom National Credit Bank.

Section 6.12 Further Assurances. Nordstrom National Credit Bank agrees to do such further acts and things and to execute and deliver to the Company, the Agent, the Administrative Agent or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or to better assure and confirm unto the Company, the Agent or the Collateral Agent its rights, powers and remedies hereunder.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                                         ENTERPRISE FUNDING CORPORATION,
                                           as the Company


                                         By: /s/  Stewart Cottle
                                         -----------------------
                                         Name:  Stewart Cottle
                                         Title: Vice President


                                         NORDSTROM NATIONAL CREDIT BANK,
                                           as Transferor


                                         By: /s/  Carol Simonson
                                         -----------------------
                                         Name:  Carol Simonson
                                         Title:


Commitment                               NATIONSBANK, N.A., as Agent
$200,000,000                               and as a Bank Investor


                                         By: /s/  Michelle M. Heath
                                         --------------------------
                                         Name:  Michelle M. Heath
                                         Title: Vice President

                                                   EXHIBIT A


         (FORM OF ADDITIONAL INVESTMENT CERTIFICATE)

               I, ___________, the undersigned ________ of
     Nordstrom National Credit Bank, a national banking asso-ciation (the Transferor), pursuant to Section 2.2 of the Transfer and Administration Agreement dated August 14, 1996 (the Agreement), by and among the Transferor, Enterprise Funding Corporation (the Company) and NationsBank, N.A., as agent for the Company and the Bank Investors (in such capacity, the Agent), hereby certify that:

               (1)  Either (i) there have been no material
                         changes in the Account Guidelines other
                         than as permitted under the Agreement
                         since ____________, 199   (the later of
                         August 14, 1996 and the date of the last prior Additional Investment Certificate) and since such date no material adverse change in the overall rate of collection of the Receivables has occurred or (ii) each of the Company and the Agent has been notified of any such material changes in the Account Guidelines and/or the overall rate of collection of the Receivables and has responded, in writing, to such notice that the Company agrees or the Bank Investors agree, as applicable, to continue to acquire Additional Class A Invested
                         Amounts.

               (2)  Either (i) there has been no material ad-
                         verse change in the ability of the Transferor to service and collect the Receiv-ables in accordance with the terms of the Pooling and Servicing Agreement since
                         _____________, 199__ (the later of August

                         14, 1996 and the date of the last prior
                         Additional Investment Certificate) or (ii) each of the Company and the Agent has been notified of any such material adverse change in the ability of the Transferor to service and collect the Receivables and has responded, in writing, to such notice that the Company agrees or the Bank Investors agree, as applicable, to continue to acquire Additional Class A Invested
                         Amounts.

               (3)  The Aggregate Principal Receivables as of
                         the Business Day immediately preceding the
                         date hereof . . . . . . . . . . $_____

               (4)  The Invested Amount as of the Business Day
                         immediately preceding the date hereof$_____

               (5)  The Net Investment as of the Business Day
                         immediately preceding the date hereof$_____

               (6)  The Class B Invested Amount as of the
                         Business Day immediately preceding the
                         date hereof                     $_____

               (7)  The amount of the Additional Class A Invested
                         Amount requested by the Transferor$_____

               (8)  Invested Amount after giving effect to the
                         Additional Class A Invested Amount (line 4
                         plus line 7)                        $_____

               (9)  Net Investment after giving effect to the
                         Additional Class A Invested Amount (line 5
                         plus line 7, but not to exceed
                         $200,000,000)                       $_____

               (10) The Transferor Amount minus the Excluded
                         Receivables Balance after giving effect to the Additional Class A Invested Amount$_____

               (11) The Transferor Amount minus the Excluded
                         Receivables Balance (line (10)) is not
                         less than the Minimum Transferor Amount(Yes)

               (12) The Class B Invested Amount (line (6)) is
                         not less than the Minimum Enhancement
                         Amount                          (Yes)

               (13) No Potential Termination Event or Termination
                         Event under the Agreement has
                         occurred. . . . . . . . . . . . . (No)

               Capitalized terms used and not otherwise de-fined herein shall have the meaning assigned to such terms in the Agreement.

               IN WITNESS WHEREOF, I have duly executed and delivered this Additional Investment Certificate on this ____ day of ______, 199_.

                              NORDSTROM NATIONAL CREDIT
                                   BANK,
                                as Transferor



                              By:_______________________
                                 Name:
                                 Title:

                                                EXHIBIT B


     (FORM OF SECRETARY'S CERTIFICATE OF THE TRANSFEROR)


               I, _______________, the undersigned (Secre-tary)(Assistant Secretary) of NORDSTROM NATIONAL CREDIT
     BANK, a national banking association (the Transferor), DO HEREBY CERTIFY that:

               1. Attached hereto as Annex A is a true and complete copy of the Articles of Association of the Transferor as in effect on the date hereof.

               2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Transferor as in effect on the date hereof.

               3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Transferor adopted on _____________________, 199_, authorizing the execution, delivery and performance of each of the documents men-tioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

               4.  The below-named persons have been duly
     qualified as and at all times since ___________________, 199_, to and including the date hereof have been officers or representatives of the Transferor holding the respec-tive offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

          Name        Office             Signatures

                      President          _______________

                      Vice President     _______________

                      Vice President
                         and Treasurer   ________________

                      Secretary          _______________

               5. The representations and warranties of the Transferor contained in Section 3.1 of the Transfer and Administration Agreement dated as of August 14, 1996 by and among the Transferor, Enterprise Funding Corporation and NationsBank, N.A. are true and correct as if made on the date hereof.

               WITNESS my hand and seal of the Transferor as of this 14th day of August 1996.



                              ___________________________
                              (Vice President, Cashier
                                   and Secretary)


          I, the undersigned,                      of the
     Transferor, DO HEREBY CERTIFY that ____________________ is the duly elected and qualified (Secretary)(Assistant Secretary) of the Transferor and the signature above is his/her genuine signature.

                              WITNESS my hand as of this
     14th day of August, 1996.



                              ___________________________
                              (Title)

                                                EXHIBIT C


     (FORM OF OPINION OF LANE, POWELL, SPEARS, LUBERSKY, LLP,
                SPECIAL COUNSEL TO THE BANK)


               (Lane, Powell, Spears, Lubersky, LLP, Special
     Counsel to the Bank shall furnish such counsel's written opinion substantially to the effect that:)

               (i)  The Bank has been duly organized and
               is validly existing as a national banking asso-ciation in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as pres-ently owned and conducted by it, and to enter into and perform its obligations under the Transfer and Administration Agreement, the Pooling and Servicing Agreement and the Series Supplement (collectively, the Agreements), and the Certificates and had at all times, and now has, the power, authority and legal right to acquire, own and transfer the Receivables;

               (ii) The Bank is duly qualified to do
               business and is in good standing, and under state laws, as they are currently interpreted and enforced, has obtained all necessary li-censes and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable by the Bank or the Trustee or would adversely affect the ability of the Bank to perform its obligations under the Agreements or the Certificates;

               (iii) The Certificates have been duly autho-rized, executed and delivered by the Bank and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the purchasers thereof, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servic-ing Agreement and the Series Supplement;

               (iv) Each of the Agreements has been duly au-thorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank enforceable against the Bank in accor-dance with its terms, subject, as to enforceability to (A) the effect of bankruptcy, insolvency, morato-rium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and the rights and powers of the FDIC;

               (v) The Trust is not now, and immediately fol-lowing the sale of the Certificates will not be, re-quired to register under the 1940 Act;

               (vi) No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by the Bank of its obligations under the Agreements or the Certificates, or (B) the issuance or sale of the Certificates, except for the filing of Uniform Com-mercial Code financing statements with respect to the Receivables and such consents, approvals, au-thorizations or orders as have already been obtained or made and as are in full force and effect;

               (vii) To the best knowledge of such counsel, neither the execution and delivery of the Agreements or the Certificates by the Bank nor the performance by the Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon the Bank or its property, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the Bank's articles of association or by-laws or any material indenture, loan agreement or other material agreement to which the Bank is a party or by which the Bank is bound; and

               (viii) To the knowledge of such counsel after due investigation, there are no legal or govern-mental proceedings pending to which the Bank is a party or to which the Bank is subject which, indi-vidually or in the aggregate (A) would have a mate-rial adverse effect on the ability of the Bank to perform its obligations under the Agreements or the Certificates, (B) assert the invalidity of the Agreements or the Certificates or (C) seek to pre-vent the issuance, sale or delivery of the Certifi-cates or any of the transactions contemplated by the Agreements.

                                                EXHIBIT D


     (FORM OF OPINION OF LANE, POWELL, SPEARS, LUBERSKY, LLP,
                SPECIAL COUNSEL TO THE BANK)


               (Lane, Powell, Spears, Lubersky, LLP, Special
     Counsel to the Bank shall furnish its written opinion substantially to the effect that:)

               (i)  Each of the Transfer and Administra-
               tion Agreement, the Pooling and Servicing
               Agreement and the Series Supplement (collec-tively, the Agreements) constitutes the valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except (x) to the extent that the enforceabili-ty thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, mora-torium or other similar laws now or hereafter in effect relating to creditors' rights gener-ally and the rights of creditors of national banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Bank, (b) general prin-ciples of equity (regardless of whether en-forceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreements taken as a whole, and the Agreements, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such coun-sel expresses no opinion as to the enforceabil-ity of any rights to contribution or indemni-fication which are violative of public policy underlying any law, rule or regulation;

               (ii)  The Certificates, when executed and
               authenticated in accordance with the terms of the Pooling and Servicing Agreement and deliv-ered to and paid for by the purchasers thereof, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement;

               (iii)  Neither the execution, delivery or
               performance by the Bank of the Agreements, nor the compliance by the Bank with the terms and provisions thereof, will contravene any provi-sion of any applicable law;

               (iv)   Based on such counsel's review of
               applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to autho-rize or is required in connection with the execution, delivery or performance of the Agreements by the Bank; and

               (v)  The Pooling and Servicing Agreement
               is not required to be qualified under the Trust
               Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act.

                                                EXHIBIT E


         (FORM OF OPINION OF DAVIS, GRAHAM & STUBBS,
                SPECIAL COUNSEL TO THE BANK)


               (Davis, Graham & Stubbs, Special Counsel to the
     Bank shall furnish its written opinion substantially to the effect that:)

               We are of the opinion that the Pooling and Servicing Agreement, as supplemented by the Series Sup-plement (the Agreement), creates a valid security interest (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction (the UCC), including Colorado (the Colo-rado UCC)), under Article 9 of the Colorado UCC (Se-curity Interest) in favor of the Trustee in each Receiv-able (except that the Security Interest will attach only when the Transferor possesses rights in such Receivable). The internal laws of Colorado govern the perfection by the filing of financing statements of the Trustee's Secu-rity Interest in the Receivables and the proceeds there-of. The Financing Statement(s) have been filed in the filing office(s) located in Colorado listed in Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the Colorado UCC to perfect the Trustee's Security Interest in the Receivables and the proceeds thereof, and accordingly the Trustee's Secu-rity Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Agreement, be perfected under Article 9 of the Colorado UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Financing Statement(s) in Colorado have been paid in full. As of the date hereof, there were no (i) UCC financing state-ments naming Transferor or any other Person as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Insurance Act) covering any Receivable or any interest therein. The filing of the Financing Statement(s) in the filing offices listed in

     Schedule I will create a first priority Security Interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation state-ments are timely filed where and when required under the UCC.

EXHIBIT F


        (FORM OF QUARTERLY SERVICER'S CERTIFICATE)

              NORDSTROM NATIONAL CREDIT BANK

               The undersigned, a duly authorized representa-tive of Nordstrom National Credit Bank (Nordstrom), as Servicer pursuant to the Master Pooling and Servicing Agreement dated as of August 14, 1996 (the Pooling and Servicing Agreement), between Nordstrom, as Transferor and Servicer, and Norwest Bank Colorado, as Trustee, as supplemented by a Series 1996-A Supplement dated as of August 14, 1996 (the Series Supplement), among Nordstrom, Nordstrom Credit, Inc. and the Trustee, does hereby certify that:

               1.      Capitalized terms used in this Officer's
                            Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

               2.      Nordstrom is as of the date hereof the
                            Servicer under the Pooling and Servicing
                            Agreement.

               3.      The undersigned is duly authorized pursu-
                            ant to the Pooling and Servicing Agreement to execute and deliver this Officer's Certificate to NationsBank, N.A., as ad-ministrative agent under the Transfer and Administration Agreement dated as of Au-gust 14, 1996 (the Transfer and Adminis-tration Agreement) by and among
                            Nordstrom, Enterprise Funding Corporation and NationsBank, N.A.

               4.      This certificate is delivered pursuant to
                            Section 3.7 of the Transfer and Adminis-tration Agreement.

               5.      A review of the activities of the Servicer
                            during the calendar quarter ended ______
                            __,      and of its performance under the
                            Transfer and Administration Agreement, the
                            Pooling and Servicing Agreement and the
                            Series Supplement was made under my super-vision.

               6.      Based on such review, to the best of the
                            undersigned's knowledge, the Servicer has fully performed all its obligations under the Transfer and Administration Agreement, the Pooling and Servicing Agreement and the Series Supplement throughout such cal-endar quarter and no event which, with the giving of notice or passage of time or both, would constitute a Termination Event or Servicer Default has occurred or is continuing except as set forth in para-graph 7 below.

               7.      The following is a description of each
                            Termination Event or Servicer Default
                            under the provisions of the Transfer and Administration Agreement, the Pooling and Servicing Agreement and the Series Supple-ment known to me to have been made during the calendar quarter ended ______ __, ____, which sets forth in detail the (i) nature of each such Termination Event or Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Termination Event or Servicer Default and
                            (iii) the current status of each such
                            Termination Event or Servicer Default:


               IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this ___ day of __________, ____.


                                             By:________________________
                                                  Name:
                                                  Title:

                                                              EXHIBIT G

      (FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT)


               Reference is made to the Transfer and Adminis-tration Agreement dated as of August 14, 1996, as it may be amended or otherwise modified from time to time (as so amended or modified, the Agreement), by and among Nordstrom National Credit Bank, Enterprise Funding Corpo-ration and NationsBank, N.A. Terms defined in the Agree-ment are used herein with the same meaning.

               (NAME OF ASSIGNOR), in its capacity as (the
     Company) (a Bank Investor) under the Agreement (the "As-signor") and (NAME OF ASSIGNEE) (the "Assignee") agree as follows:

                        1.  .
     The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a (_______)% interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof (including, without limitation, such percentage interest in all of the Net Investment of the Bank Investor with respect to which the Assignor is a member, which (after giving effect to any other assign-ments thereof made prior to the date hereof, whether or not such assignments have been effective, but without giving effect to any other assignments thereof also made on the date hereof) is $___________).)

               (2. In consideration of the payment of $___________, being ___% of the existing (aggregate) Net Investment attribut-able to the portion(s) of the Investor Interest referred to below, and of $___________, being ___% of the (aggregate) unpaid accrued Carrying Costs attributable to such portion(s) of such Investor Interest, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a ___% interest in and to all of the Assignor's right, title and interest in and to the portion(s) of the Investor Interest purchased by the undersigned on _______________, 19__
     under the Agreement.)

               3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representa-tions made in or in connection with the Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Investor Certificates, or any other instrument or docu-ment furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or the performance or observance by the Transferor of any of its obligations under the Agreement, the Investor Certificates, or any instrument or document furnished pursuant thereto.

               4.   The Assignee (i) confirms that it has
     received a copy of the Agreement, the pertinent Investor Certificate and the Fee Letter, together with copies of the financial statements referred to in Section 3.3 of the Agreement, to the extent delivered through the date of this Assignment and Assumption Agreement, and such other documents and information as it has deemed appro-priate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and purchase such interest in the Assignor's rights and obligations under the Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any of its Affiliates, the Assignor or any other Bank Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, the pertinent Investor Certificate and the Fee Letter; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such power under the Agreement, the Investor Certificates and the Fee Letter as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints the Agent to enforce its respective rights and interests in and under the Trust Property in accordance with Article V of the Agreement; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be per-formed by it as a Bank Investor; (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof; and (vii) attaches the forms pre-scribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other docu-ments as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an appli-cable tax treaty.

               5. The effective date for this Assignment and Assumption Agreement shall be the later of (i) the date on which the Agent receives this Assignment and Assump-tion Agreement executed by the parties hereto, and re-ceives and agrees to the consent of the Transferor exe-cuted in substantially the form of Annex 1 hereto (the "Consent"), and (ii) the date of this Assignment and Assumption Agreement (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement and the execution by the Transferor of the Consent, this Assignment and Assumption Agreement and such Consent will be delivered to the Agent for acceptance and, with re-spect to the Assignment and Assumption Agreement, record-ing by the Agent.

               6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assign-ment and Assumption Agreement, have the rights and obli-gations of a Bank Investor thereunder and (ii) the As-signor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Agreement.

               7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in the related Net Investment, Carrying Costs allocable to the related Bank Investor and fees) to the Assignee. The Assignor and As-signee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

               8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of [NAME OF GOVERNING LAW STATE].

               IN WITNESS WHEREOF, the parties hereto have
     caused this Assignment and Assumption Agreement to be
     executed by their respective officers thereunto duly
     authorized as of the      day of         , 199_.

                        (NAME OF ASSIGNOR)


                        By:
                            Name:
                            Title:

                        (NAME OF ASSIGNEE)


                        By:
                            Name:
                            Title:


     Address for notices and Account for payments:

     For Credit Matters:    For Administrative Matters:

     (NAME),                (NAME),
     (ADDRESS)              (ADDRESS)
     Attn:                  Attn:
     Telephone:             Telephone:
     Telefax:               Telefax:

     Account for Payments:

     (ACCOUNT NAME)
     (ROUTING ADDRESS)
     ABA Number:
     Account Number:
     Attn:

     Accepted this      day
     of         , 199_

     NATIONSBANK, N.A.
       as Agent


     By: ________________________
         Name:
              Title:

                                        ANNEX 1 TO ASSIGNMENT AND
                                        ASSUMPTION AGREEMENT


               CONSENT TO ASSIGNMENT AND ASSUMPTION

                                             (DATE OF ASSIGNMENT
                                             AND ASSUMPTION)


NationsBank, N.A.
     as Agent
NationsBank Corporate Center
100 North Tryon Street, 10th Floor
Charlotte, North Carolina 28255-0001

        Reference is made to the Transfer and Administration Agreement dated as of August 14, 1996, as it may be amended or otherwise modified from time to time (as so amended or modified, the "Agreement"), by and among Nordstrom National Credit Bank, Enterprise Funding Corporation and NationsBank, N.A. and the Assignment and Assumption Agreement dated as of (DATE OF ASSIGN-MENT AND ASSUMPTION) (the "Assignment and Assumption") between (NAME OF ASSIGNOR), as assignor, and (NAME OF ASSIGNEE), as assignee. Terms defined in the Agreement are used herein with the same meaning.

        Each of the undersigned hereby consents to the execu-tion, delivery and performance of the Assignment and Assumption on the terms and conditions specified therein.

                            (NAME OF CONSENTING PARTY)

                            By:
                               Name:
                               Title:

Agreed to as of the date
first above written:

NationsBank, N.A.,
  as Agent

By:
   Name:
   Title:

                                                      EXHIBIT H


           DEFINED TERMS UNDER THE FINANCIAL COVENANTS


          "Capitalized Leases" shall mean all leases of Nordstrom
Credit, Inc. and its Subsidiaries of real or personal property that are required to be capitalized on the balance sheet of such Persons. The amount of any Capitalized Lease shall be the capitalized amount thereof.

          "Contingent Obligation" shall mean, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock pur-chases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, or
(iii) otherwise to assure or hold harmless the holders of Debt or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation under clause
(i) or (ii) shall be the greater of (a) the amount of the Debt or obligation guaranteed or otherwise supported thereby, or (b) the maximum amount guaranteed or supported by the Contingent Obliga-tion.

          "Coverage Ratio" shall mean a ratio at the date at which the determination is made determined pursuant to the following formula, based on figures for the immediately preceding
Fiscal Quarter:

          CR   = IAFC
                  FC

          CR   = Coverage Ratio
          IAFC = Income Available for Fixed Charges
          FC   = Fixed Charges

          "Debt" shall mean, with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, deben-tures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable not overdue arising in the ordinary course of business; (iv) all Capitalized Leases; (v) all obliga-tions of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contin-gent or otherwise, in respect of any letters of credit or bankers' acceptances; (vii) all Contingent Obligations; and (viii) all obligations of such Persons under facilities for the discount or sale of receivables.

          "Fiscal Quarter" shall mean any quarter of a fiscal year of Nordstrom Credit, Inc., which shall be the 12 month-period ending on January 31 in each year or such other period as Nordstrom Credit, Inc. may designate and NationsBank, N.A., as Agent under the Transfer and Administration Agreement of which this Exhibit H forms a part, may approve in writing.

          "Fixed Charges" shall mean total interest expense of Nordstrom Credit, Inc. and its Subsidiaries with respect to Liabilities, whether paid or accrued.

          "Income Available for Fixed Charges" shall mean the net earnings of Nordstrom Credit, Inc. and its Subsidiaries, before any deduction for Fixed Charges or provision for Taxes in respect of income.

          "Intangible Assets" shall mean, to the extent reflected in stockholder's equity all unamortized debt discount and ex-pense, unamortized deferred charges, goodwill, patents, trade-marks, service marks, trade names, copyrights, organization or development expenses and other intangible assets of Nordstrom Credit, Inc. and its Subsidiaries.

          "Liabilities" shall mean all liabilities of Nordstrom
Credit, Inc. and its Subsidiaries that have been or would proper-ly be classified as liabilities on the balance sheet of Nordstrom
Credit, Inc. and its Subsidiaries.

          "Lien" shall mean any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

          "Person" shall have the meaning set forth in Section
1.1 of the Transfer and Administration Agreement of which this Exhibit H forms a part.

          "Subordinated Debt" shall mean, at any time, all Debt of Nordstrom Credit, Inc. and its Subsidiaries for borrowed money outstanding at such time that, by its terms, is subordinated both in time and right of payment to the prior payment in full in cash of all trade credit and the Obligations, as such term is defined in the Credit Agreement, dated as of June 23, 1995, by and among Nordstrom Credit, Inc., Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association and First Interstate Bank of Denver, N.A.

          "Subsidiary" shall have the meaning set forth in
Section 1.1 of the Transfer and Administration Agreement of which this Exhibit H forms a part.

          "Tangible Net Worth" shall mean, at any time, the stockholder's equity of Nordstrom Credit, Inc. and its Subsidiar-ies, minus Intangible Assets at such time.

          "Taxes" shall mean any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, with-holdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.